Exhibit 4.1

MODULAR MEDICAL, INC.

AND

_______________________,

TRUSTEE

INDENTURE

DATED AS OF

_______, 2022

DEBT SECURITIES

MODULAR MEDICAL, INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939

AND INDENTURE, DATED AS OF _______ ___, 2022

Section of Trust Indenture Act of 1939	Section(s) of Indenture

§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	609
(b)	608, 610
§ 311(a)	613
(b)	613
(c)	Not Applicable
§ 312(a)	701, 702 (a)
(b)	702 (b)
(c)	702 (b)
§ 313(a)	703 (a)
(b)	703 (a)
(c)	703 (a)
(d)	703 (b)
§ 314(a)	704, 1005
(b)	Not Applicable
(c)(1)	103
(c)(2)	103
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	103
§ 315(a)	601 (a)
(b)	602
(c)	601 (b)
(d)	601 (c)
(d)(1)	601 (c) (1)
(d)(2)	601 (c) (2)
(d)(3)	601 (c) (3)
(e)	511
§ 316(a)(1)(A)	505
(a)(1)(B)	504
(a)(2)	Not Applicable
(a)(last sentence)	101
(b)	507
(c)	105
§ 317(a)(1)	503
(a)(2)	509